Exhibit 4.17

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Dated: July __, 2007	Void after the date specified below in Section 1

TELKONET, INC.

WARRANT TO PURCHASE COMMON STOCK

THIS CERTIFIES THAT, for value received, GRQ Consultants, Inc. and its permitted assigns (hereinafter called the “Holder”) is entitled to purchase from Telkonet, Inc., a Utah corporation (the “Company”), in whole or in part and at the times set forth below in Section 1, up to 359,712 shares of common stock, par value $.001 per share, of the Company (the “Warrant Shares”) at an exercise price per share of $4.17 per share (the “Exercise Price”), as may be adjusted in accordance with this Warrant.

1.           Term.  This Warrant shall be exercisable on and after the date hereof until 5:00 pm, New York City time, on July 31, 2012; and

2.           Method of Exercise; Payment; Issuance Of New Warrant.

2.1           Deliverables.  Subject to the provisions herein, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, together with a completed notice of exercise in the form attached hereto as Attachment A, an executed investment representation statement in the form attached hereto as Attachment B and, if applicable, a check, payable to the Company, in an amount equal to the Exercise Price per share multiplied by the number of Warrant Shares then being purchased (such aggregate amount of money being herein referred to as, the “Purchase Price”) at the principal office of the Company.

2.2           Status; Taxes.  Upon receipt of this Warrant, such notice of exercise and such investment representation together with the Purchase Price (if applicable) by the Company at its principal office (or, if the Company shall then have a stock transfer agent or warrant agent, then by such agent at its office), the Holder shall be deemed to be the holder of record of the applicable Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall collect from the Holder and pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

2.3           Net Exercise.  In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder may elect to convert this Warrant or any portion thereof (the “Conversion Right”) into Warrant Shares, the aggregate value of which Warrant Shares shall be equal to the value of this Warrant or the portion thereof being converted.  The Conversion Right may be exercised by the Holder by surrender of this Warrant at the principal office of the Company (or, if applicable, at the offices of the Company’s stock transfer agent or warrant agent) together with notice of the Holder’s intention to exercise the Conversion Right, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X = Y(A - B)
A

Where:	X =	The number of Warrant Shares to be issued to the Holder upon exercise of its Conversion Right.
	Y =	The number of Warrant Shares issuable under this Warrant at the date of calculation.
A =
The fair market value of one Warrant Share, which shall equal the average closing price per share of the Common Stock on the NASDAQ Stock Market (including the OTC Bulletin Board, if applicable) for the five consecutive trading days immediately preceding the date of exercise, or if the Common Stock is not then listed on NASDAQ, as determined in good faith by the board of directors of the Company as at the time the Conversion Right is exercised pursuant to this Section 2.

	B =	Exercise Price (as adjusted to the date of such calculations).

2.4           Partial Exercise.  In the event that this Warrant is being exercised for less than all of the then current number of Warrant Shares, the Company shall, concurrently with the issuance by the Company of the number of Warrant Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Warrant Shares.

3.           Stock Fully Paid; Reservation of Warrant Shares.

All shares of stock which may be issued upon the exercise of the rights represented by this Warrant will, upon such exercise and issuance in accordance with the terms and conditions herein contained, be validly issued, fully paid and non-assessable.  The Company shall, at all times during which this Warrant is exercisable, have authorized and reserved for issuance a number of shares of Common Stock sufficient to permit the full exercise of this Warrant.

4.           Adjustment of Exercise Price and Number of Warrant Shares.

The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

4.1           Subdivisions, Combinations and Other Issuances.  If the Company shall at any time after the date hereof and prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Purchase Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

4.2           Reclassification, Reorganization and Consolidation.  In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4.1 or as a result of a Change of Control), then, as a condition to such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a purchase price equal to the Purchase Price payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon the exercise hereof, and appropriate adjustments shall be made to the Exercise Price, provided, that the Purchase Price shall remain the same.

4.3           Public Transaction.  If the Company shall at anytime prior to the expiration hereof, merge with a publicly-traded company (“Pubco”) that will acquire all of the capital stock and business of the Company, then the Holder shall have the option to exchange this Warrant for a number of shares of capital stock of Pubco equal to the number of shares of capital stock of Pubco that would be received in such merger for the number of shares of Common Stock then issuable upon the exercise of this Warrant pursuant to Section 2 hereof.

4.4           Certain Events.  If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under this Warrant, the Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder upon exercise for the same aggregate Purchase Price the total number, class and kind of shares as he or she would have owned had this Warrant been exercised prior to the event and had he or she continued to hold such shares until after the event requiring such adjustment.

4.5           Notice of Adjustment.  When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event.

5.           Fractional Warrant Shares.

No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.           Compliance with Securities Act.

The Holder, by acceptance hereof, represents and agrees that this Warrant and the Warrant Shares are being acquired for investment and that he or she will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except as permitted under this Warrant and under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”).  Upon exercise of this Warrant, the Holder shall confirm in writing, in the form of Attachment B hereto, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of law.  This Warrant and all Warrant Shares (unless registered under the Act) shall be stamped or imprinted with legends in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR HYPOTHECATED WITHOUT (1) THE PRIOR WRITTEN CONSENT OF THE COMPANY AND (2) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS RELATING TO THESE SECURITIES OR AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION SUPPORTED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

7.           Transferability of Warrant.

This Warrant may be transferred or assigned in whole or in part in Holder’s sole and absolute discretion except as prohibited by applicable federal and state securities laws.

8.           Disposition of Warrant Shares.

With respect to any offer, sale or other disposition of any Warrant Shares prior to registration of such shares, the Holder and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification of such Warrant Shares under the Act (as then in effect) or any other Federal or state laws then in effect; provided, however, that no such opinion of counsel shall be necessary for a transfer by bona fide gift, will or intestate succession by the Holder to his or her spouse or lineal descendants or ancestors or any trust for the benefit of any of the foregoing if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he/she were an original Holder hereunder. Notwithstanding the foregoing, such Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144.

9.           No Rights as Stockholder.

No Holder of this Warrant shall be entitled to vote or be deemed the holder of stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and the Warrant Shares shall have become deliverable, as provided herein.

10.           Governing Law; Jurisdiction.

The terms and conditions of this Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.  The parties consents to the exclusive jurisdiction of the federal or state court located in New York, New York, with respect to any claim or controversy related to the enforcement or interpretation of this note.

11.           Notices.

All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered, (ii) upon electronic confirmation of receipt, if transmitted by telecopy, (iii) the business day after it is sent, if sent for next day delivery to a domestic address by a nationally recognized overnight delivery service (i.e., Federal Express) or (iv) three days from the date of deposit in the U.S. mails, if sent by certified or registered U.S. mail, return receipt requested. In each case such notice shall be addressed as follows:

To the Company:
Telkonet, Inc.
20374 Seneca Meadows Parkway
Germantown, MD 20876
Att: Ronald W. Pickett To Holder:
Fax: ________________

12.           Miscellaneous.

The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.  Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the registered Holder.

TELKONET, INC.

November 9, 2007	By:	/s/ Ronald W. Pickett
Ronald W. Pickett
Chief Executive Officer

HOLDER: GRQ CONSULTANTS, INC.

November 9, 2007	By:	/s/ Barry Honig
Barry Honig
President

ATTACHMENT A TO WARRANT
NOTICE OF EXERCISE

TO:  Telkonet, Inc. (the “Company”):

1.           The undersigned hereby elects to purchase _________ shares of common stock, no par value per share (“Common Stock”), of Telkonet, Inc., pursuant to the terms of the attached warrant (the “Warrant”) and tenders herewith payment of the aggregate purchase price of such shares in full, together with all applicable transfer taxes, if any.

2.           The undersigned hereby elects to convert the attached Warrant into shares of Common Stock in the manner specified in Section 2.3 of the Warrant.  This conversion is exercised with respect to ________ of the shares covered by the Warrant.

3.           Please issue a certificate(s) representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.           The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.  In support thereof, the undersigned has executed and delivered to the Company an Investment Representation Statement in the form of Attachment B to the attached Warrant.

INDIVIDUAL HOLDER SIGNATURE:	CORPORATE HOLDER SIGNATURE:

Name:	Name:
By:
Name:
Title:

6

ATTACHMENT B TO WARRANT

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:
COMPANY:	Telkonet, Inc. (the “Company”)
SECURITY:	Warrants to purchase common stock, $.001 par value per share, of the Company.
AMOUNT:
DATE:

In connection with my purchase of the above-listed warrants and shares issuable upon the exercise of such warrants (collectively, the “Securities”), I, _________________, hereby represent to the Company as follows:

(a)           I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  I am purchasing the Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           I understand that the Securities have not been registered under the Securities Act or the securities laws of any state and have been issued in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bonafide nature of my investment intent as expressed herein.  In this connection, I understand that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c)           I understand that I must hold the Securities indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  In addition, I understand that all certificates evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities without (1) the prior consent of the Company, and (2) an effective registration statement under the Securities Act covering the Securities or an available exemption from such registration.  I further understand that in the event that I propose to transfer any of the Securities in reliance upon an exemption from registration under the Securities Act I may be required to submit to the Company an opinion of counsel reasonable satisfactory to the Company regarding such proposed transfer and exemption.

INDIVIDUAL PURCHASER SIGNATURE:	CORPORATE PURCHASER SIGNATURE:

Name:	Name:
By:
Name:
Title: